Exhibit 10.24

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made as of June 1, 2007, by and between Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), and Elizabeth Williams (“Executive”).

WHEREAS, the Company and executive have previously entered into an Employment Agreement dated as of June 26, 2006 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to terminate Executive’s employment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.  Unless otherwise specifically defined herein, all defined terms shall have the meanings set forth in the Employment Agreement:

2.  Separation Terms, Continuation of Responsibilities, Employment Termination Date.

(a)  Executive’s employment with the Company and her positions as Executive Vice President and Chief Merchandising Officer of the Company will cease effective June 29, 2007.; provided, however, the Company shall have the right, exercisable by the Company in its sole discretion, to delay the effectiveness thereof for a period up to sixty (60) days (the day that the Company determines to be the effective date of termination being hereinafter called the “Effective Date”).

(b)  Prior to the Effective Date, Executive will continue as an employee of the Company and continue to receive Base Salary and other benefits pursuant to the Employment Agreement, except as otherwise modified by this Agreement.

(c)  Prior to the effective Date, executive will continue to render her normal services to the Company and such other duties and responsibilities consistent with Executive’s former position with the Company as may be reasonably requested by the Company.

3.  Separation Benefits.

(a)  Notwithstanding anything in the Employment Agreement to the contrary, Executive will be entitled to receive the bonus compensation provided in Section 3(b) of the Employment Agreement for the period ending on the first anniversary of the Commencement Date, together with the payments and benefits described in Clauses (1), (4) and (5) of Section 4(b)(i) of the Employment Agreement.  Executive shall not be entitled to any payment of any pro rata portion of Executive’s target bonus during the Termination Year under Section 3(b) or under Clauses (2) and (3) of Section 4(b)(i) of the Employment Agreement; provided, however, Executive will be entitled to receive the bonus payable pursuant to Section 3(b) for the period ending on the first anniversary of the Commencement Date to the extent not

(b)  previously paid by the Company plus the payments described in Clauses (1), (4) and (5) of Section 4(b)(i) of the Employment Agreement.  In addition, Executive shall be entitled to elect to purchase continuation of health benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to the extent then legally permissible and upon the same terms and conditions as made available to other “qualified beneficiaries” (as defined under COBRA) no later than the earlier of the expiration of the severance period during which Executive’s benefits are continue pursuant to Section 4(b)(i)(5) of the Employment Agreement or eighteen months after the Effective Date.

(c)  The Company and the Executive may issue a joint statement regarding Executive’s separation from employment, and such statement shall be in a form mutually acceptable to both parties.  Executive and the Company agree that they will not make or publish, or cause to be made or published, any statement, observation or opinion (whether written or oral) that is, or may reasonably be considered to be disparaging or negative about the other party.  This provision shall not limit or restrict a party’s duty to respond truthfully to any lawfully served subpoena or governmental inquiry.

(d)  On or before the Effective date, Executive shall make arrangements for the return to the Company of the automobile provided by the Company for Executive’s use during the Employment Period.

(e)  Executive agrees that:  (i) Executive shall be entitled to the payments and services provided for herein, if and only if Executive has executed and delivered the Release attached as Exhibit A and seven (7) days have elapsed since such execution without any revocation thereof by Executive and Executive has not breached as of the Effective Date the provisions of Sections 5, 6 and 7 of the Employment Agreement and does not breach such sections or such covenants at any time during the period for which such payments or services are to be made; and (ii) the Company’s obligation to make such payments and services will terminate upon the occurrence of any such breach during such period.

(f)  Except as stated above, and except for the bonus pursuant to Section 3(b) of the Employment Agreement which shall be paid to Executive on the June 29, 2007 payroll date, any payments pursuant to Clauses (1), (4) and (5) of Section 4(b)(i)of the Employment Agreement shall be paid by the Company in regular installments in accordance with the Company’s general payroll practices, and following such payments the Company shall have no further obligation to Executive except as provided by law.  All amounts payable to Executive as compensation hereunder shall be subject to all customary withholding, payroll and other taxes.  The Company shall be entitled to deduct or withhold from any amounts payable to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to Executive’s compensation or other payments or Executive’s ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

(g)  Executive hereby agrees that except as expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to Executive and except as expressly provided herein, Executive hereby irrevocably waives any claim for severance compensation.

(h)  Except as provided herein, all of Executive’s rights pursuant to Sections 3(b), 3(e), 3(f), 3(g) and  3(h) of the Employment Agreement shall cease upon the Effective Date.

4.  Executive’s Representations.  Executive represents that she has not filed any charge, claim, or complaint against  the Company or any Releasees (defined below), and she further covenants and represents that no such charge, claim or complaint will be filed against any of the Releasees with respect to any matter released under Section 6 of this Agreement.  Nothing contained herein shall prohibit the parties to this Agreement from (a) bringing any action to enforce the terms of this Agreement; (b) filing a timely charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) regarding the validity of this Agreement, 9c) filing a timely charge or complaint with the EEOC or participating in any investigation or proceeding conducted by the EEOC or any governmental agency (although Executive agrees that pursuant to section 6 below, she has waived any right to personal recovery or personal injunctive relief in connection with any such charge or complaint) or (d) participating or testifying in any action if compelled to do so by judicial subpoena, court order, or otherwise as directed by state or federal law.

5.  Survival.  Section 3(i) and Sections 4 (except as modified hereby) through 20, inclusive, of the Employment Agreement shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

6.  General Release.  In consideration of and in return for the particular payments and benefits required to be provided to Executive pursuant to Section 3 of this Agreement, which is acknowledged to be in addition to any payments or benefits which she would otherwise receive and the sufficiency of which is hereby acknowledged, Executive, on behalf of herself and her respective heirs, executors, administrators, successors and assigns, hereby releases and forever discharges the Company and Bain Capital Partners, L.P., and each of their respective parents, subsidiaries, affiliated companies, predecessors and successors, and each of their respective past and present officers, directors, employees affiliates, agents, attorneys, insurers, benefit committees, trustees, fiduciaries, plans, trusts, and their respective heirs, executors, administrators, successors and assigns (the “Releasees”), from any and all actions, causes of action, demands, suits and claims, in law or in equity, whether known or unknown which he ever had, now has, or could have, including any and all claims arising out of or relating in any way to the Employment Agreement, Executive’s employment with the Company and the termination of that employment.  The claims released hereby include, but are not limited to:

(a)  all statutory claims including claims arising under the New jersey Law Against Discrimination, the New jersey Conscientious Employee Protection Act, the new Jersey Civil Rights Act, the new jersey Wage and Hour Laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the American with Disabilities Act, the family Medical leave Act, the New Jersey Family Leave Act, the Fair Labor Standards Act, the Sarbanes Oxley Act, the Rehabilitation Act and the Employee Retirement Income Security Act;

(b)  all claims arising under the United States or New Jersey Constitutions;

(c)  all claims arising under any Executive order or derived from or based upon any federal regulations;

(d)  all common law claims including claims for wrongful discharge, public policy claims, retaliation claims, claims of breach of an express or implied contract (including, without limitation, claims arising in connection with the Employment Agreement and any amendments or supplements thereto), claims for breach of an implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, conspiracy, loss of consortium, tortuous interference with contract or prospective advantage and negligence;

(e)  other than as provided in Section 3 above, all claims for any compensation for back wages, front pay, bonuses or awards, severance, fringe benefits, stock options, restricted stock units, deferred compensation, profit sharing, pay in lieu of notice of termination of employment, reinstatement, retroactive seniority, pension benefits or any form of economic loss;

(f)  all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, liquidated damages and punitive damages; and

(g)  all claims for costs and attorneys’ fees on behalf of any attorneys who may represent Executive.

7.  Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service with confirmation of delivery, sent by facsimile (with evidence of transmission) or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

To Executive:

Elizabeth Williams
9 Southern Hills Drive
Skillman, New Jersey 08558]
Facsimile No.:                                (___) ___-_____

with a copy (which shall not constitute notice) to:

Michael D. Homans, Shareholder
Flaster, Greenberg P.C.
Eight Penn Center, 15th Floor
1628 John F. Kennedy Boulevard
Philadelphia, PA 19103
Facsimile No.:                                 215-279-9394

To the Company:

Burlington Coat Factory Warehouse Corporation

1830 Route 130

Burlington, New Jersey 08016

Attention: General Counsel

Facsimile No.:  (609) 239-9675

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when personally delivered, one (1) business day following delivery to the overnight courier service, if given by facsimile, when such facsimile is transmitted to the applicable fax number specified above and the appropriate facsimile confirmation is received, or if so mailed, on receipt.

8.  Complete Agreement.  This Agreement and those other documents expressly referred to herein embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

9.  Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

10.  Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns; provided, that the services provided by Executive under this Agreement are of a personal nature and rights and obligations of Executive under this Agreement shall not be assignable.

11.  Choice of Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

12.  Consent to Jurisdiction.  EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  EACH OF THE PARTIES

13.  HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 7 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 12.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.  Waiver of Jury Trial.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

15.  Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

16.  No Other Consideration.  Executive acknowledges that the only consideration she has received for executing this Agreement is set forth herein.  No other promise, inducement, threat, agreement or understanding of any kind or description has been made to her or anyone else to cause her to enter into this Agreement.

17.  Executive’s Right to Consult Attorney.  Executive is advised to consult with an attorney before signing this Agreement.  Executive represents that she has carefully read and fully understands all the provisions of this Agreement, that she has had an opportunity to review and discuss it with an attorney of her choosing if she wished to do so, and that she is voluntarily executing this Agreement without duress or coercion.  EXECUTIVE HEREBY ACKNOWLEDGES, AGREES AND REPRESENTS THAT EXECUTIVE HAS CONSULTED WITH INDEPENDENT LEGAL COUNSEL REGARDING EXECUTIVE’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND THE TERMS OF THE RELEASE SET FORTH IN SECTION 6 ABOVE TOGETHER WITH THE RELEASE ATTACHED AS EXHIBIT A AND THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED HEREIN AND

18.  THEREIN.  Executive is advised that she is permitted a period of twenty-one days to review and consider this Agreement before signing it.  She understands that she is free to use as much of the twenty-one day period as she wishes or considers necessary before signing this Agreement.  Executive further is advised that she may revoke her signature within seven days of signing by delivering written notice of revocation marked “Personal and Confidential” to the General Counsel of the Company at the address set forth in Section 7 above.  It is understood that the benefits of this Agreement will not become effective until seven days has passed from the date of execution of this Agreement by the Executive at which time she will no longer be able to revoke her signature and this Agreement will be binding and effective.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:           /s/:  Mark A. Nesci
Name:
Title:

      /s/: Elizabeth Williams
EXECUTIVE: ELIZABETH WILLIAMS

Exhibit A

GENERAL RELEASE

I, Elizabeth Williams, in consideration of and subject to the performance by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations with respect to the payment of severance pursuant to Section 3 of the Severance Agreement dated  June 1, 2007,  (the “Agreement”) and this General Release (the “General Release”), do hereby release and forever discharge as of the date hereof the Company, its subsidiaries and affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Companies and their subsidiaries and affiliates and the Company’s direct and indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.
I understand that any payments paid to me under Section 3 of the Agreement represent consideration for signing this General Release and are not salary or wages to which I was already entitled. I understand and agree that I will not receive the payments specified in Section 3 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release or Sections 5, 6 or 7 of the Employment Agreement between the Company and me dated as of June 26, 2006 (the “Employment Agreement”).  Such payments will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.  I also acknowledge and represent that I have received all salary, wages and bonuses that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.
Except as provided in paragraphs 4, 12 and 13 below and except for the provisions of the Agreement and the provisions of the Employment Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under

3.
common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

4.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

5.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my engagement and employment by, and separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to make any payments pursuant to the terms of Section 3 of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company or any other Released Party, or in the event I should seek to recover against the Company or any other Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.
I agree that I will forfeit all amounts payable by the Company pursuant to Section 3 of the Agreement if I challenge the validity of this General Release.  I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will return all severance payments received by me pursuant to Section 3 of the Agreement.

9.
I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other advisor I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts

11.	and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

12.
I agree that, as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data other than such documents as are generally or publicly known; provided, that such documents are not known as a result of my breach or actions in violation of the Agreement or this General Release.

13.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof or any other rights or claims I may have against the Company or any Released Party arising after the date hereof.

14.
Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.
As set forth in Section 5 of the Employment Agreement, Sections 5 through 16 of the Employment Agreement, inclusive, survived the termination of my employment and are incorporated herein and made part hereof.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963 AND THE AMERICANS WITH DISABILITIES ACT OF 1990;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING

(v)	AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(vi)
I HAVE HAD AT LEAST 21 DAYS (OR 45 DAYS, AS REQUIRED BY LAW) FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON May 30, 2007 TO CONSIDER IT AND THE CHANGES MADE SINCE THE May 30, 2007 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY (OR 45-DAY, AS APPLICABLE) PERIOD;

(vii)	ANY CHANGES TO THE AGREEMENT SINCE May 30, 2007 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(viii)
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT NOTICE OF ANY SUCH REVOCATION HAVING BEEN RECEIVED BY THE COMPANY;

(ix)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(x)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:                                                                                                           ______________________